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Exhibit 8.1

February 22, 2013

Realty Income Corporation
600 La Terraza Blvd.
Escondido, California 92025

  Re:
  Realty Income Corporation

Ladies and Gentlemen:

        We have acted as tax counsel to Realty Income Corporation, a Maryland corporation (the "Company"), in connection with its filing on the date hereof with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (as amended, the "Registration Statement"), including a base prospectus, which provides that it will be supplemented by one or more prospectus supplements, under the Securities Act of 1933, as amended (the "Act"), relating to the registration for issue and sale by the Company of (i) one or more series of the Company's debt securities (collectively, "Debt Securities") to be issued under an indenture dated October 28, 1998 between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as original trustee (which is included as Exhibit 4.9 to the Registration Statement) and one or more board resolutions, supplements thereto or officers' certificates thereunder, (ii) shares of the Company's common stock, $0.01 par value per share ("Common Stock"), (iii) shares or fractional shares of one or more series or classes of the Company's preferred stock, $0.01 par value per share ("Preferred Stock"), (iv) depositary shares representing fractional interests in shares of Preferred Stock ("Depositary Shares") and (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Company.

        You have requested our opinion concerning certain of the federal income tax considerations relating to the Company, including with respect to its election to be taxed as a real estate investment trust. This opinion is based on certain assumptions and factual representations, including the facts set forth in the Registration Statement concerning the business, assets and governing documents of the Company and its subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company and its subsidiaries with respect to certain factual matters through a certificate of an officer of the Company, dated as of the date hereof (the "Officer's Certificate").

        In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. For purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or in the Officer's Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein only with respect to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        Based on such facts, assumptions and representations, it is our opinion that:

  1.
  Commencing with the Company's taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code; and

  2.
  The statements in the Registration Statement under the caption "United States Federal Income Tax Considerations," insofar as such statements purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

        No opinion is expressed as to any matter not discussed herein.

        This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein. As described in the Registration Statement, the Company's qualification and taxation as a real estate investment trust depend upon the Company's ability to meet the various requirements imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. No assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. This opinion is rendered as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof.

        This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm, or corporation, for any purpose, without our prior written consent, which may be granted or withheld in our discretion, except that this opinion may be relied on by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm name in the Registration Statement under the captions "United States Federal Income Tax Considerations" and "Legal Matters." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ LATHAM & WATKINS LLP

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  Exhibit 8.1